SECURITIES PURCHASE AGREEMENT
This Securities Purchase Agreement (this “Agreement”) is dated as of May 8, 2024, between OptiNose Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).
WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act (as defined below), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:
Article I
DEFINITIONS
I.1Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:
“2022 Warrants” means certain warrants to purchase Common Stock issued by the Company on November 23, 2022.
“Action” shall have the meaning ascribed to such term in Section 3.1(l).
“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.
“Beneficial Ownership Limitation” means 4.99% (or, at the election of the Purchaser, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the Securities on the Closing Date, unless otherwise agreed by the Company and the Purchaser.
“Board of Directors” means the board of directors, or any authorized committee thereof, of the Company.
“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.
“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s

obligations to deliver the Securities, in each case, have been satisfied or waived, but in no event later than the second (2nd) Trading Day following the date hereof.
“Commission” means the U.S. Securities and Exchange Commission.
“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.
“Company Counsel” means Hogan Lovells US LLP, with offices located at 1735 Market Steet, 23rd Floor, Philadelphia, PA 19103.
“Environmental Law” shall have the meaning ascribed to such term in Section 3.1(o).
“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(u).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“GAAP” shall have the meaning ascribed to such term in Section 3.1(j).
“Hazardous Substances” shall have the meaning ascribed to such term in Section 3.1(o).
“Intellectual Property” shall have the meaning ascribed to such term in Section 3.1(r).
“IT Systems” shall have the meaning ascribed to such term in Section 3.1(ee).
“Lien” means a lien, charge, mortgage, pledge, security interest, claim, right of first refusal, pre-emptive right, or other encumbrance of any kind whatsoever.
“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(a).
“Material Permits” shall have the meaning assigned to such term in Section 3.1(q).
“Per Pre-Funded Warrant Purchase Price” means the Per Share Purchase Price minus $0.001.
“Per Share Purchase Price” equals $1.00, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Personal Data” shall have the meaning ascribed to such term in Section 3.1(ee).
“Pharmakon” means Pharmakon Advisors, LP, the investment manager of the BioPharma Credit Funds, which is the Company’s counterparty under the Amended and Restated Note Purchase Agreement dated November 9, 2022, as amended.
“Pharmakon Warrants” means certain warrants to purchase shares of Common Stock issued to affiliates of Pharmakon on November 18, 2021.
“Pre-Funded Warrant Shares” means the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants.
“Pre-Funded Warrants” means, collectively, the pre-funded Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.3(a) hereof, in substantially the form of Exhibit A attached hereto.
“Proceeding” means an action, claim, suit, investigation or proceeding pending or, to the Company’s knowledge, threatened in writing against the Company, a Subsidiary or any of their respective properties, in each case, before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).
“Prospectus” means the final base prospectus filed with the Registration Statement.
“Prospectus Supplement” means any supplement to the Prospectus complying with Rule 424(b) related to the offering of the Securities pursuant to this Agreement, including both “preliminary” and “final” supplements to the Prospectus. For the avoidance of doubt, the preliminary Prospectus Supplement delivered by the Company to the Purchasers prior to the date hereof shall be considered a “Prospectus Supplement” for purposes of this defined term.
“Purchaser Party” shall have the meaning ascribed to such term in Section 4.3.
“Registration Statement” means the effective registration statement with the Commission on Form S-3 (File No. 333-273873), as amended, including all information, documents and exhibits filed with or incorporated by reference into such registration statement, that registers the sale of the Shares and includes any Rule 462(b) Registration Statement.
“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(d).
“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.
“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 462(b) Registration Statement” means any registration statement prepared by the Company registering additional Securities, which was filed with the Commission on or prior to the date hereof and became automatically effective pursuant to Rule 462(b) promulgated by the Commission pursuant to the Securities Act.
“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(i).
“Securities” means the Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares purchased pursuant to this Agreement.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Shares” means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement.
“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).
“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Shares or Pre-Funded Warrants (in lieu of Shares) purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in U.S. dollars and in immediately available funds.
“Subsidiary” and “Subsidiaries” means any subsidiary of the Company as set forth in the SEC Reports and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.
“Trading Day” means a day on which the Trading Market is open for trading.
“Trading Market” means The Nasdaq Global Select Market (or any nationally recognized successor thereto); provided, however, that in the event the Company’s Common Stock is ever listed or traded on The Nasdaq Global Market, The Nasdaq Capital Market, The New York Stock Exchange, NYSE American, NYSE Arca, the OTC Bulletin Board, or the OTCQX or the OTCQB operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing), then the “Trading Market” shall mean such other market or exchange on which the Company’s Common Stock is listed or quoted for trading on the date in question.
“Transaction Documents” means this Agreement, the Pre-Funded Warrants, all exhibits and schedules thereto and hereto, and any other documents or agreements executed in connection with the transactions contemplated hereunder.
“Transfer Agent” means Broadridge Corporate Issuer Solutions, Inc., the current transfer agent of the Company, and any successor transfer agent of the Company.

Article II
PURCHASE AND SALE
II.1Closing.
(a)On the Closing Date, upon the terms and subject to the conditions set forth herein, Company agrees to sell, and each Purchaser, severally and not jointly, agrees to purchase, at the Per Share Purchase Price, the number of shares of Common Stock or Pre-Funded Warrants set forth under the heading “Subscription Amount” on the Purchaser’s signature page hereto. In each case, the election, in whole or in part, to receive Pre-Funded Warrants is solely at the option of the Purchaser; provided, however, the Purchaser shall receive Pre-Funded Warrants at the option of the Company if necessary to avoid a stockholder vote in connection with the purchase.
Each Purchaser shall deliver to the Company, via wire transfer, immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser, the Company shall deliver to each Purchaser its respective Shares and Pre-Funded Warrants as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur remotely via the exchange of documents and signatures or such other location as the parties shall mutually agree. Unless the parties otherwise agree, on the Closing Date, settlement of the Shares shall occur via “Delivery Versus Payment” settlement and the Company shall issue the Shares and the Pre-Funded Warrants registered in the Purchasers’ names and addresses and released by the Transfer Agent directly to the account(s) at the Purchaser identified by each Purchaser.
II.2Deliveries.
(a)On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:
(i)a copy of the Company’s wire instructions;
(ii)a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, a certificate for or evidence of the issuance in book-entry of a number of Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Purchaser, which evidence shall be reasonably satisfactory to such Purchaser; and
(iii)if applicable, a Pre-Funded Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to the portion of such Purchaser’s Subscription Amount applicable to Pre-Funded Warrants divided by the Per Pre-Funded Warrant Purchase Price, with an exercise price equal to $0.001, subject to adjustment therein.

(b)On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:
(i)such Purchaser’s Subscription Amount by wire transfer to the account specified in writing by the Company.
II.3Closing Conditions.
(a)The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:
(i)the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect (as defined below), in all respects) when made and on the Closing Date of the representations and warranties of the Purchasers contained herein (unless such representation or warranty is as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects as of such date);
(ii)all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed;
(iii)all Required Approvals shall have been obtained; and
(iv)the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.
(b)The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:
(i)the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless such representation or warranty is as of a specific date therein in which case they shall be accurate in all material respects as of such date);
(ii)all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;
(iii)all Required Approvals shall have been obtained;
(iv)the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;
(v)there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(vi)from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Trading Market on which it is currently listed, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by U.S. or New York State authorities; and
(vii)the execution of this Agreement by Purchasers providing for the purchase and sale of an aggregate of at least $35 million of Common Stock and Pre-Funded Warrants.

Article III
REPRESENTATIONS AND WARRANTIES
III.1Representations and Warranties of the Company. Except as set forth in the SEC Reports, which qualify these representations and warranties in their entirety, the Company hereby makes the following representations and warranties to each Purchaser:
(a)Organization and Qualification. Each of the Company and the Subsidiaries has been duly organized and validly exists as a corporation, limited partnership or company in good standing (or the foreign equivalent thereof, if any) under the laws of its jurisdiction of organization. The Company and each of the Subsidiaries is duly qualified to do business and is in good standing as a foreign or extra-provincial corporation, partnership, company or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually and in the aggregate) would not have a Material Adverse Effect. No Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The term “Material Adverse Effect” means a material adverse effect on (i) the business, general affairs, management, condition (financial or otherwise), results of operations, stockholders’ equity, assets, properties or prospects of the Company and the Subsidiaries, taken as a whole, (ii) the legality, validity or enforceability of any Transaction Document, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.
(b)Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors, or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals (as defined below). This Agreement and each other Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by general equitable principles and laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
(c)No Conflicts. Other than the adjustment to the 2022 Warrants and the Pharmakon Warrants, as described more fully in the preliminary Prospectus Supplement delivered by the Company to the Purchasers prior to the execution of this Agreement, the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.
(d)Filings, Consents and Approvals. Except as has been obtained, given, or made prior to the date hereof, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state (including state blue sky law), local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filings required pursuant to Section 4.1 of this Agreement, (ii) the filing with the Commission of the Prospectus Supplement, (iii) notices and/or application(s) to each applicable Trading Market for the listing of the Shares and the Pre-Funded Warrant Shares for trading thereon in the time and manner required thereby, and (iv) such filings as are required to be made under applicable federal and state securities laws (collectively, the “Required Approvals”).

(e)Issuance of the Shares and Pre-Funded Warrant Shares.
(i)The Shares and the Pre-Funded Warrant Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company, except for restrictions set forth in the Transaction Documents. The Pre-Funded Warrants are duly authorized and, when issued in accordance with this Agreement, will be binding obligations of the Company under the law of the jurisdiction governing the Pre-Funded Warrants, duly and validly issued, and free and clear of all Liens imposed by the Company, except for restrictions set forth in the Transaction Documents. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Pre-Funded Warrants. The Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.
(ii)The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which Registration Statement was declared effective on August 17, 2023, including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus or the Prospectus Supplement has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. The Company shall file the Prospectus Supplement with the Commission pursuant to Rule 424(b). At the time the Registration Statement and any amendments thereto became effective as determined under the Securities Act, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, the Prospectus Supplement, and any amendments or supplements thereto, at the time the Prospectus, the Prospectus Supplement or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares are being issued pursuant to the Registration Statement, and the offer and sale of such securities pursuant to this Agreement has been registered by the Company under the Securities Act. Upon receipt of the Securities, and payment of the purchase price therefor, the Purchaser will have good and marketable title to such Securities, and the Shares, and upon issuance, the Warrant Shares will be immediately and freely tradable.
(iii)Any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Securities is hereafter referred to as an “Issuer Free Writing Prospectus.” Any reference herein to the Prospectus and the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein as of the date of filing thereof; and any reference herein to any “amendment” or “supplement” with respect to any of the Prospectus and the Prospectus Supplement shall be deemed to refer to and include (A) the filing of any document with the Commission incorporated or deemed to be incorporated therein by reference after the date of filing of such Prospectus or Prospectus Supplement and (B) any such document so filed.
(iv)All references in this Agreement to the Registration Statement, the Prospectus, the Prospectus Supplement, or any Issuer Free Writing Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission on EDGAR.
(f)Securities Act Compliance. The Registration Statement complies, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will comply, in all material respects, with the applicable provisions of the Securities Act, and do not, and will not, as of the applicable effective date as to each part of the Registration Statement, and as of the applicable filing date as to the Prospectus Supplement and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(g)No Stop Orders. No order preventing or suspending the use of the Registration Statement, the Prospectus, the Prospectus Supplement, or any Issuer Free Writing Prospectus has been issued by the Commission.
(h)Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Company’s latest financial statements, audited or unaudited, as applicable, incorporated by reference in the Registration Statement and the Prospectus, other than (i) for subsequent issuances, if any, including pursuant to the Company’s equity incentive plans, inducement grants to new hires outside of the Company’s equity incentive plans, employee stock purchase plan or upon the exercise or settlement of outstanding options, warrants or restricted stock units, in each case as described or incorporated by reference in the Registration Statement and the Prospectus and (ii) the shares of Common Stock to be issued to Pharmakon concurrently with the closing of the transactions contemplated by this Agreement, as described more fully in the preliminary Prospectus Supplement delivered by the Company to the Purchasers prior to the execution of this Agreement. The Common Stock (including the Shares and the Pre-Funded Warrant Shares, when issued pursuant to the terms of this Agreement) conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all applicable federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described or incorporated by reference in the Registration Statement and the Prospectus. The descriptions of the Company’s equity incentive plan, employee stock purchase plan and other stock plans or arrangements, and the options, restricted stock units or other rights granted thereunder, set forth or incorporated by reference in the Registration Statement and the Prospectus accurately and fairly present, in all material respects, the information required to be shown with respect to such plans, arrangements, options, units and rights.
(i)Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such materials) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Registration Statement, the Prospectus and the Prospectus Supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension (or waiver from the Commission) of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.
(j)Financial Statements. The consolidated financial statements of the Company, including the notes thereto, included or incorporated by reference in the Registration Statement, and the Prospectus and the Prospectus Supplement, comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.
(k)Material Adverse Changes. Since the date of the latest consolidated financial statements included in or incorporated by reference into the Registration Statement, and the Prospectus and the Prospectus Supplement, except as set forth in the SEC Reports, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) neither the Company nor any Subsidiary has incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting in any material respect, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.
(l)Litigation. There is no action, suit, inquiry, notice of violation, Proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties, in each case, before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) that (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or executive officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, which would reasonably be expected to result in a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or executive officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.
(m)Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which would reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all applicable U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(n)Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the

Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case of (i), (ii) and (iii) as would not have or reasonably be expected to result in a Material Adverse Effect.
(o)Environmental Law. The Company and its Subsidiaries (i) are in compliance with all applicable federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.
(p)Title to Assets. The Company and the Subsidiaries do not own any real estate. The Company and the Subsidiaries have good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities currently held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance in all material respects, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.
(q)Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.
(r)Intellectual Property. The Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, the inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property described or incorporated by reference in the SEC Reports as being owned or licensed by them or which, to the Company’s knowledge, are necessary for the conduct of their respective businesses as currently conducted or as currently proposed to be conducted in the Registration Statement and the Prospectus (collectively, “Intellectual Property”). To the Company’s knowledge and except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect: (i) there are no third parties who have rights to any Intellectual Property, except (A) for a security interest in favor of BPCR Limited Partnership, (B) the licenses of Intellectual Property to Currax Pharmaceuticals LLC disclosed or incorporated by reference in the Registration Statement and the Prospectus, and (C) for customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed or incorporated by reference in the Registration Statement and the Prospectus as licensed to the Company or one or more of its subsidiaries, and the Company and its Subsidiaries have taken reasonable steps necessary to secure their interests in the Intellectual Property from their employees and contractors; (ii) there is no infringement by third parties of any Intellectual Property; (iii) the Company is not infringing the intellectual property rights of third parties; (iv) the Company is the sole owner of the Intellectual Property owned by it, except for a security interest in favor of BPCR Limited Partnership, and has the valid right to use the Intellectual Property; (v) there are no material defects in any of the patents or patent applications included in the Intellectual Property; (vi) the duties of candor and good faith required by the United States Patent and Trademark Office during the prosecution of the United States patents and patent applications included in the Intellectual Property have been complied with, and all such requirements in foreign offices having similar requirements applicable to the Company and its subsidiaries have been complied with; and (vii) no employee of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others, that would reasonably be expected to have a Material Adverse Effect on the Company: (A) challenging the Company’s rights in or to any Intellectual Property; (B) challenging the validity, enforceability or scope of any Intellectual Property; or (C) asserting that the Company or any of its subsidiaries infringes or otherwise violates, or would, upon the commercialization of any product or service described or incorporated by reference in the Registration Statement or the Prospectus as under development, infringe, misappropriate or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others. The Company and its subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any subsidiary, and all such agreements are in full force and effect. The product candidates described or incorporated by reference in the Registration Statement and the Prospectus as under development by the Company or any subsidiary fall within the scope of the claims of one or more patents or patent applications owned by, or exclusively licensed to, the Company or any subsidiary.
(s)Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.
(t)Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the executive officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, executive officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any executive officer, director or such employee or, to the knowledge of the Company, any entity in which any executive officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option or omnibus incentive plan of the Company.
(u)Sarbanes-Oxley; Internal Accounting Controls. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, except as disclosed in the SEC Reports. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Except as disclosed in the SEC Reports, since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company.
(v)Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. Other than to Persons engaged by any Purchaser, the Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.
(w)Investment Company. The Company is not, and immediately after receipt of payment for the Securities, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not be required to register as an “investment company” subject to registration under the Investment Company Act of 1940, as amended.
(x)Registration and Maintenance Requirements. The Company is subject to the reporting requirements of Section 13 of the Exchange Act and files periodic reports with the Commission; the Common Stock is registered with the Commission under Section 12(b) of the Exchange Act and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of terminating the registration of the Common Stock under the Exchange Act. The Company has not, in the 12 months preceding the date hereof, received any notice from the Commission that it is contemplating terminating such registration.
(y)Application of Takeover Protections. The Company and the Board of Directors have taken necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its jurisdiction of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.
(z)Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information that is not otherwise disclosed in the Prospectus or the Prospectus Supplement. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. The Company acknowledges and believes, to its best knowledge that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.
(aa)Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all U.S. federal, state and local income and all foreign tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.
(ab)Foreign Corrupt Practices; Criminal Acts. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA.
(ac)Accountants. The Company’s independent registered public accounting firm is Ernst & Young LLP. To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act.
(ad)Stock Option and Omnibus Incentive Plans. Each stock option granted by the Company under the Company’s stock option or omnibus incentive plan, or as an inducement grant outside of such plan, was granted (i) in accordance with the terms of such plan, or under its terms, respectively, and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option or omnibus incentive plan has been backdated.
(ae)Information Technology. The Company’s and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) operate and perform in all material respects as required in connection with the operation of the business of the Company and the Subsidiaries as currently conducted. The Company, the Subsidiaries maintain commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) processed and stored thereon, and to the knowledge of the Company, there have been no breaches, incidents, violations, outages, compromises or unauthorized uses of or accesses to same, except as would not reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices, and are presently in compliance in all material respects with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except for any such noncompliance that would not reasonably be expected to have a Material Adverse Effect.
(af)Clinical Data and Regulatory Compliance. The preclinical tests and clinical trials, and other studies (collectively, “studies”) that are described in, or the results of which are referred to in, the SEC Reports were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such studies and with standard medical and scientific research procedures. Each description of the results of such studies is accurate and complete in all material respects and fairly presents the data derived from such studies, and the Company and its Subsidiaries have no knowledge of any other studies the results of which are inconsistent with, or otherwise call into question, the results described or referred to or incorporated by reference in the SEC Reports. The Company and its Subsidiaries have made all such filings and obtained all such approvals as may be required by the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”), except where such failure or non-compliance would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of, or correspondence from, any Regulatory Agency requiring the termination, suspension or modification of any clinical trials that are described or referred to or incorporated by reference in the SEC Reports.
III.2Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):
(a)Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof or thereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
(b)Understandings or Arrangements. Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.
(c)Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the reports filed with the Commission, including the SEC Reports, and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities and all such questions asked have been answered to its satisfaction; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.
(d)Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first held discussions (written or oral) with the Company or any other Person representing the Company with respect to the transactions contemplated hereunder and ending immediately prior to the execution of this Agreement. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(e)No Voting Agreements. Such Purchaser is not a party to any agreement or arrangement, whether written or oral, between the Purchaser and any other Purchaser and any of the Company’s stockholders as of the date hereof, regulating the management of the Company, the stockholders’ rights in the Company, the transfer of shares in the Company, including any voting agreements, stockholder agreements or any other similar agreement, even if its title is different or has any other relations or agreements with any of the Company’s stockholders, directors or officers.
(f)Independent Advisors. Each Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice.
(g)Brokers. No agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of the Purchaser is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, for which the Company or any of its Affiliates after the Closing could have any liabilities in connection with this Agreement, any of the transactions contemplated by this Agreement, or on account of any action taken by the Purchaser in connection with the transactions contemplated by this Agreement.
(h)No Governmental Review. Each Purchaser understands that no United States federal or state agency or any other governmental agency has passed on or made any recommendations or endorsement of the Securities or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
(i)Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, each Purchaser acknowledges and confirms that the Company has not authorized any Person to make any representations or warranties or provide any information to such Purchaser in connection with the transactions contemplated by the Transaction Documents, and that such Purchaser has not and is not relying on any representations or warranties made by any Person other than the Company. Further, each Purchaser acknowledges and confirms that it is relying only on the representations and warranties made by the Company set forth in Section 3.1 hereof, and the information provided by the Company is limited to such information set forth in the SEC Reports (including, for the avoidance of doubt, the preliminary Prospectus Supplement).
The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

Article IV
OTHER AGREEMENTS OF THE PARTIES
IV.1Securities Laws Disclosure; Publicity. The Company shall, by 5:30 p.m. (New York City time) on the fourth Trading Day following the date hereof, file a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby and including this Agreement and, to the extent required by the rules and regulations of the Commission, the Transaction Documents (or forms thereof) as exhibits thereto, as deemed required by Company Counsel. No Purchaser shall issue a press release or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior consent of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the Purchaser shall promptly provide the Company with prior notice of such public statement or communication.
IV.2Use of Proceeds. Except as set forth in the Prospectus or the Prospectus Supplement, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital and general corporate purposes.
IV.3Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Shares pursuant to this Agreement and the Pre-Funded Warrant Shares pursuant to any exercise of the Pre-Funded Warrants.
IV.4Listing of Common Stock. Prior to or concurrently with the Closing, the Company shall apply to list all of the Shares and the Pre-Funded Warrant Shares on the Trading Market on which it is currently listed, or notify such Trading Market of such listing to the extent required by the rules of such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares and Pre-Funded Warrant Shares and will take such other action as is necessary to cause all of the Shares and Pre-Funded Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible.
IV.5Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.1. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.1, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in this Agreement, including the schedules hereto. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.
Article V
MISCELLANEOUS
V.1Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before the tenth (10th) Trading Day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).
V.2Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees. The Company shall pay any issuance, stamp or documentary taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official (other than income taxes) by reason of the issuance of Shares to the Purchasers.
V.3Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, the Prospectus, and the Prospectus Supplement, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
V.4Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the third (3rd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given; provided, that, for any notices or other communications following Closing, only clauses (c) and (d) shall apply. The address for such notices and communications shall be as set forth on the signature pages attached hereto.
V.5Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers that purchased at least 50.1% in interest of the Securities based on the initial Subscription Amounts hereunder (or, prior to the Closing, the

Company and each Purchaser) or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately, materially and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or at least 50.1% in interest of such group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.
V.6Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
V.7Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”
V.8Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.3.
V.9Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.3, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with such action or proceeding.
V.10Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” or other electronic or digital signature page were an original thereof.
V.11Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
V.12Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.
V.13Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
V.14Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
V.15Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.
V.16Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.
V.17Currency. Unless otherwise stated, all dollar amounts and references to “$” in this Agreement refer to the lawful currency of the United States.
V.18Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.
V.19WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.
(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

OPTINOSE, INC.

By
Name:	Ramy Mahmoud
Title:	Chief Executive Officer

Address for Notice:
Before June 1, 2024:
1020 Stony Hill Road, Suite 300
Yardley, Pennsylvania 19067

From and After June 1, 2024:
777 Township Line Road, Suite 300
Yardley, Pennsylvania 19067

Attention: Chief Executive Officer
Email: ramy.mahmoud@optinose.com

With a required copy to (which shall not constitute notice):

Before June 1, 2024:
1020 Stony Hill Road, Suite 300
Yardley, Pennsylvania 19067

From and After June 1, 2024:
777 Township Line Road, Suite 300
Yardley, Pennsylvania 19067

Attention: Chief Legal Officer
Email: michael.marino@optinose.com

and

Stephen Nicolai
Hogan Lovells US LLP
1735 Market Street, 23rd Floor
Philadelphia, Pennsylvania 19103
Email: stephen.nicolai@hoganlovells.com

[PURCHASER SIGNATURE PAGES TO OPTINOSE, INC.
SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $

Shares of Common Stock:

Pre-Funded Warrant Shares: ___________ Beneficial Ownership Limitation ☐ 4.99% or ☐ 9.99%

EIN Number: ____________________

☐  Notwithstanding anything contained in this Agreement to the contrary, by checking this box (i) the obligations of the above-signed to purchase the securities set forth in this Agreement to be purchased from the Company by the above-signed, and the obligations of the Company to sell such securities to the above-signed, shall be unconditional and all conditions to Closing shall be disregarded, (ii) the Closing shall occur on the second (2nd) Trading Day following the date of this Agreement and (iii) any condition to Closing contemplated by this Agreement (but prior to being disregarded by clause (i) above) that required delivery by the Company or the above-signed of any agreement, instrument, certificate or the like or purchase price (as applicable) shall no longer be a condition and shall instead be an unconditional obligation of the Company or the above-signed (as applicable) to deliver such agreement, instrument, certificate or the like or purchase price (as applicable) to such other party on the Closing Date.

EXHIBIT A
FORM OF PRE-FUNDED WARRANT TO PURCHASE COMMON STOCK

Warrant No. [•]
Number of Shares: [•]
(subject to adjustment)
Original Issue Date: [•], 2024
OptiNose, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [•] or its registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of [•] shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to $[0.001] per share (as adjusted from time to time as provided in Section 9 herein, the “Exercise Price”), upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”) at any time and from time to time on or after the date hereof (the “Original Issue Date”), subject to the following terms and conditions:
1.    Definitions. For purposes of this Warrant, the following terms shall have the following meanings:
(a)    “Affiliate” means any Person directly or indirectly controlled by, controlling or under common control with, a Holder, but only for so long as such control shall continue. For purposes of this definition, “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) means, with respect to a Person, possession, direct or indirect, of (i) the power to direct or cause direction of the management and policies of such Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or (ii) at least 50% of the voting securities (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests.
(b)    “Commission” means the United States Securities and Exchange Commission.
(c)    “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the

Closing Sale Price of such security on such date shall be the fair market value as mutually determined in good faith by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.
(d)    “Principal Trading Market” means the national securities exchange or other trading market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Original Issue Date, shall be The Nasdaq Global Select Market.
(e)    “Registration Statement” means the Company’s Registration Statement on Form S-3 (File No. 333-273873), declared effective on August 17, 2023.
(f)    “Securities Act” means the Securities Act of 1933, as amended.
(g)    “Trading Day” means any weekday on which the Principal Trading Market is normally open for trading.
(h)    “Transfer Agent” means Broadridge Corporate Issuer Solutions, Inc., the Company’s transfer agent and registrar for the Common Stock, and any successor appointed in such capacity.
2.    Issuance of Securities; Registration of Warrants. This Warrant, as initially issued by the Company, is offered and sold pursuant to the Registration Statement. As of the Original Issue Date, the Warrant Shares are issuable under the Registration Statement. Accordingly, the Warrant and, assuming issuance pursuant to the Registration Statement or an exchange meeting the requirements of Section 3(a)(9) of the Exchange Act as in effect on the Original Issue Date, the Warrant Shares, are not “restricted securities” under Rule 144 promulgated under the Securities Act. The Company shall register ownership of this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any assignee to which this Warrant is assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
3.    Registration of Transfers. Subject to compliance with all applicable securities laws, the Company shall, or will cause its Transfer Agent to, register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, and payment for all applicable transfer taxes (if any). Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall, or will cause its Transfer Agent to, prepare, issue and deliver any New Warrant under this Section 3. Until due presentment for registration of transfer, the Company may treat the registered Holder hereof as the owner and holder for all purposes, and the Company shall not be affected by any notice to the contrary.
4.    Exercise and Duration of Warrants.
(a)    All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by this Warrant at any time and from time to time on or after the Original Issue Date.
(b)    The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as SCHEDULE 1 hereto (the “Exercise Notice”), completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice pursuant to Section 10 below), and the date on which the last of such items is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares, if any. The aggregate exercise price of this Warrant, except for the Exercise Price, was pre-funded to the Company on or before the Original Issue Date, and consequently no additional consideration (other than the Exercise Price) shall be required by to be paid by the Holder to effect any exercise of this Warrant. The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-funded exercise price under any circumstance or for any reason whatsoever.
5.    Delivery of Warrant Shares.
(a)    Upon exercise of this Warrant, the Company shall promptly (but in no event later than three (3) Trading Days after the Exercise Date), upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission system, or if the Transfer Agent is not participating in the Fast Automated Securities Transfer Program (the “FAST Program”) or if the certificates are required to bear a legend regarding restriction on transferability, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. The Holder, DTC (or its nominee) or any natural person or legal entity (each, a “Person”) so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be.

(b)    If by the close of the third (3rd) Trading Day after the Exercise Date, the Company fails to deliver to the Holder a certificate representing the required number of Warrant Shares in the manner required pursuant to Section 5(a) or fails to credit the Holder’s balance account with DTC for such number of Warrant Shares to which the Holder is entitled, and if after such third (3rd) Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within two (2) Trading Days after the Holder’s request promptly honor its obligation to deliver to the Holder or its designee a certificate or certificates representing such Warrant Shares or credit the Holder’s balance account with DTC for such Warrant Shares, as applicable, and pay cash to the Holder in an amount equal to the excess (if any) of Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In over the product of (A) the number of shares of Common Stock purchased in the Buy-In, times (B) the Closing Sale Price of a share of Common Stock on the Exercise Date.
(c)    To the extent permitted by law and subject to Section 5(b), the Company’s obligations to issue and deliver Warrant Shares in accordance with and subject to the terms hereof (including the limitations set forth in Section 11 below) are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Subject to Section 5(b), nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.
6.    Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense (excluding any applicable stamp duties) in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.
7.    Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case)

and, in each case, a customary and reasonable indemnity and surety bond, if requested by the Company. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.
8.    Reservation of Warrant Shares. The Company covenants that it will, at all times while this Warrant is outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable. The Company will take all actions as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed or quoted. The Company further covenants that it will not, without the prior written consent of the Holder, take any actions to increase the par value of the Common Stock at any time while this Warrant is outstanding.
9.    Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.
(a)    Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock issued and outstanding on the Original Issue Date and in accordance with the terms of such stock on the Original Issue Date or as amended, as described in the Registration Statement, that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issues by reclassification of shares of capital stock any additional shares of Common Stock of the Company, then in each such case the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, provided, however, that if such record date shall have been fixed and such dividend is not fully paid on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends. Any adjustment pursuant to clause

(ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.
(b)    Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph) or (iii) rights or warrants to subscribe for or purchase any security, or (iv) cash or any other asset (in each case, “Distributed Property”), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date without regard to any limitation on exercise contained therein.
(c)    Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the surviving entity and in which the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Company effects any sale to another Person of all or substantially all of its assets in one transaction or a series of related transactions, (iii) pursuant to any tender offer or exchange offer (whether by the Company or another Person), holders of capital stock tender shares representing more than 50% of the voting power of the capital stock of the Company and the Company or such other Person, as applicable, accepts such tender for payment, (iv) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the voting power of the capital stock of the Company (except for any such transaction in which the stockholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such Person immediately after the transaction), provided, however, the foregoing shall not include transactions for which the primary purpose is raising capital, or (v) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then following such Fundamental Transaction the Holder shall have the right to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein. In the event the Holder does not exercise this Warrant as contemplated by the foregoing sentence, this Warrant shall be deemed exercised in full without regard to any limitations on exercise contained herein pursuant to the “cashless exercise” provision in Section 10 hereof upon the effective date of the consummation of such Fundamental Transaction.

(d)    Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to Section 9(a) above, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.
(e)    Calculations. All calculations under this Section 9 shall be made to the nearest one-tenth of one cent or the nearest share, as applicable.
(f)    Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.
(g)    Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice of such transaction at least ten (10) days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. In addition, if while this Warrant is outstanding, the Company authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction contemplated by Section 9(c), other than a Fundamental Transaction under clause (iii) of Section 9(c), the Company shall deliver to the Holder a notice of such Fundamental Transaction at least ten (10) days prior to the date such Fundamental Transaction is consummated. The Holder agrees to maintain any information disclosed pursuant to this Section 9(g) in confidence until such information is publicly available, and shall comply with applicable law with respect to trading in the Company’s securities following receipt of any such information.
10.    Payment of Exercise Price. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares in an exchange of securities effected pursuant to Section 3(a)(9) of the Securities Act, as determined as follows:

X = Y [(A-B)/A]
where:
“X” equals the number of Warrant Shares to be issued to the Holder;
“Y” equals the total number of Warrant Shares with respect to which this Warrant is then being exercised;
“A” equals the Closing Sale Price of the shares of Common Stock (as reported by Bloomberg Financial Markets) as of the Trading Day on the date immediately preceding the Exercise Date; and
“B” equals the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.
For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a “cashless exercise” transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise). In the event that the Registration Statement or another registration statement registering the issuance of Warrant Shares is, for any reason, not effective at the time of exercise of this Warrant, then the Warrant may only be exercised through a cashless exercise, as set forth in this Section 10. Except as set forth in Section 5(b) (Buy-In remedy) and Section 12 (payment of cash in lieu of fractional shares), in no event will the exercise of this Warrant be settled in cash.
11.    Limitations on Exercise.
(a)    Notwithstanding anything to the contrary herein, the Company shall not effect any exercise of this Warrant, and the Holder shall not be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect or immediately prior to such exercise, would cause (i) the aggregate number of shares of Common Stock beneficially owned by the Holder, its Affiliates and any Persons who are members of a Section 13(d) group with such Holder or its Affiliates to exceed [4.99/9.99%] (the “Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock of the Company following such exercise, or (ii) the combined voting power of the securities of the Company beneficially owned by the Holder and its Affiliates and any other Persons who are members of a Section 13(d) group with such Holder or its Affiliates to exceed the Maximum Percentage of the combined voting power of all of the securities of the Company then outstanding following such exercise. For purposes of this paragraph, beneficial ownership and whether a holder is a member of a Section 13(d) group shall be calculated and determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act, and the Holder is solely responsible for any filings required to be made in accordance therewith. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and Current Reports on Form 8-K or other public filing with the Commission, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company shall within three (3) Trading Days confirm in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage specified not in excess of 19.99% of the issued and outstanding shares of Common Stock immediately after giving effect to the issuance of the shares of Common Stock issuable upon exercise of this Warrant; provided that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. For purposes of this Section 11(a), the aggregate number of shares of Common Stock or voting securities beneficially owned by the Holder and its Affiliates and any other Persons who are members of a Section 13(d) group with such Holder or its Affiliates shall include the shares of Common Stock issuable upon (x) the exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon exercise of the remaining unexercised and non-cancelled portion of this Warrant by the Holder and (y) the exercise or conversion of the unexercised, non-converted or non-cancelled portion of any other securities of the Company that do not have voting power (including without limitation any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including without limitation any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock), is subject to a limitation on conversion or exercise analogous to the limitation contained herein and is beneficially owned by the Holder or any of its Affiliates and other Persons who are members of a Section 13(d) group with such Holder or its Affiliates.
(b)    This Section 11 shall not restrict the number of shares of Common Stock which the Holder may receive or beneficially own in order to determine the amount of securities or other consideration that the Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9(c) of this Warrant.
12.    No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares.

13.    Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via e-mail at the e-mail address specified in the books and records of the Transfer Agent prior to 5:30 P.M., New York City time, on a Trading Day so long as the sender of an e-mail has not received an automated notice of delivery failure from the proposed recipient’s computer server, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via e-mail at the e-mail address specified in the books and records of the Transfer Agent on a day that is not a Trading Day or later than 5:30 P.M., New York City time, on any Trading Day so long as the sender of an e-mail has not received an automated notice of delivery failure from the proposed recipient’s computer server, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the Person to whom such notice is required to be given, if by hand delivery.
14.    Warrant Agent. The Company shall initially serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.
15.    Miscellaneous.
(a)    No Rights as a Stockholder. Except as otherwise expressly provided in this Warrant, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.
(b)    Authorized Shares. (i) Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate or articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. (ii) Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof; provided, however, that the failure to obtain such authorizations, exemptions or consents or any defect therein shall not affect the validity of the corporate action resulting in such adjustment.
(c)    Successors and Assigns. Subject to the restrictions on transfer set forth in this Warrant and compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder, except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.
(d)    Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder or those registered holders of the Warrants representing no less than a majority of the Warrant Shares obtainable upon exercise of the Warrants then outstanding.
(e)    Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.
(f)    Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY

DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PERSON AT THE ADDRESS IN EFFECT FOR NOTICES TO IT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.
(g)    Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.
(h)    Severability. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the Company and the Holder will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

OPTINOSE, INC.
By:________________________
Name:
Title:

SCHEDULE 1
FORM OF EXERCISE NOTICE

[To be executed by the Holder to purchase shares of Common Stock under the Warrant]
Ladies and Gentlemen:
(1)    The undersigned is the Holder of Warrant No. __ (the “Warrant”) issued by OptiNose, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.
(2)    The undersigned hereby exercises its right to purchase Warrant Shares pursuant to the Warrant.
(3)    The Holder intends that payment of the Exercise Price shall be made as (check one):
☐ Cash Exercise
☐ “Cashless Exercise” under Section 10 of the Warrant
(4)    If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $ in immediately available funds to the Company in accordance with the terms of the Warrant.
(5)    Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant.
(6)    By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 11(a) of the Warrant to which this notice relates.
Dated:

Name of Holder:
By: ____________________________
Name:
Title:
(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)